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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 7, 2002


                                  CITICORP STRATEGIC TECHNOLOGY CORPORATION


                                  By: /s/ William Carson
                                     -------------------------------------
                                     Name:  William Carson
                                     Title: Vice President



                                  CITICORP BANKING CORPORATION


                                  By: /s/ William H. Wolf
                                     -------------------------------------
                                     Name:  William H. Wolf
                                     Title: Senior Vice President



                                  CITICORP


                                  By: /s/ Joseph B. Wollard
                                     -------------------------------------
                                     Name: Joseph B. Wollard
                                     Title: Assistant Secretary



                                  CITIGROUP HOLDINGS COMPANY


                                  By: /s/ Joseph B. Wollard
                                     -------------------------------------
                                     Name: Joseph B. Wollard
                                     Title: Assistant Secretary



                                  CITIGROUP INC.


                                  By: /s/ Joseph B. Wollard
                                     -------------------------------------
                                     Name: Joseph B. Wollard
                                     Title: Assistant Secretary